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                                                                    Exhibit 23.3





INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-89844 of Citadel Broadcasting Corporation of our report dated April 25, 2002, except for Note 17, as to which the date is December 19, 2002, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the headings "Experts" and "Change in Independent Accountants" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
December 19, 2002